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                                  EXHIBIT 10.1

THER LOAN AND SHARE PLEDGE AGREEMENT (their "Agreement") is entered into on their 23th day of January 2002 in Beijing, People's Republic of China ("PRC")

among

(1)   Sohu.com, Inc., a U.S. corporation, of Delaware, U.S. ("Party A"),

and

(2) Li Wei, a PRC citizen whose PRC identity card number is 110108721201576 ("Party B"),

(Individually a "Party" and together the "Parties").

                                    RECITALS
                                    --------

A. Party B and Beijing Century High-Tech Investment Limited Liability Company wish to establish a domestic limited liability company in Beijing, PRC ("Domestic Company"), in which party B will hold 20% equity.

B. The Domestic Company will be established to engage mainly in the business of providing internet access service, and other lawful business permitted by China relevant government authorities.

C. Party B wishes to borrow the amount specified in Article 2.1 below (the "Loan") from Party A, and Party A has agreed to provide the Loan to Party B on an interest free basis, for the sole purpose of establishing the Domestic Company and developing the Domestic Company's business, which shall specifically include the entering into of a series of agreements with Party A and its Affiliates (as defined below).

D. As security for the Loan and her performance of their Agreement, Party B has agreed to pledge her equity interests in the Domestic Company (the "Shares") to Party A.

NOW, THEREFORE, the Parties agree as follows:

1.    DEFINITIONS AND INTERPRETATIONS
      -------------------------------

               1.1 Definitions. Unless otherwise indicated, the following terms in their Agreement shall have the meanings set forth below:

               "Affiliate"           any affiliate entity or business associate
                                     of Party A, including without limitation the WFOE - Sohu ITC Information Technology
                                     (Beijing) Co., Ltd.

               "Certificate"         as defined in Article 3.1.9;

               "Conversion Date"     As defined in Article 7.2.1;

               "Conversion Notice"   As defined in Article 7.1;

               "Designee"            an individual, corporation or other
                                     appropriate entity designated by Party A to be the recipient of a Share Transfer;

               "Event of Default"    As defined in Article 6;

               "Loan Date"           with respect to Party B, the date on which
                                     the portion of the Loan amount borrowed by such Party is paid into her

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                                     designated bank account;

               "PRC Law"             any published and available laws and
                                     regulations of the PRC;

               "Repayment Date"      as defined in Article 2.3;

               "RMB"                 Renminbi, the lawful currency of the PRC;

               "Share Transfer"      as defined in Article 7.2.1;

               "USD" United States Dollar, the lawful currency of the United States of America.

               "WFOE" A wholly-owned subsidiary established by Party A in the PRC.

   1.2 Interpretations. The headings herein are for reference purposes only and do not affect the meaning or interpretation of any provision hereof. Any reference herein to an Article or Appendix is to an article or appendix of their Agreement. The use of the plural shall include the use of the singular, and vice versa. Unless otherwise indicated, a reference herein to a day, month or year is to a calendar day, month or year. A reference to a business day is to a day on which commercial banks are open for business in both the PRC and the U.S. The use of the masculine shall include the use of the feminine, and vice versa.

2.     AMOUNT AND REPAYMENT OF THE LOAN
       --------------------------------

       2.1 Loan Amount. Party A agrees, subject to the terms and conditions of their Agreement, to extend the Loan to Party B in a total amount of USD0.24 million that is equivalent to RMB 2,000,000. The Loan shall be interest-free.

       2.2 Provision of Loan. The Loan shall be deemed to have been provided to Party B on the Loan Date.

       2.3 Date of Repayment. The Loan, together with any other moneys owing under their Agreement by Party B, shall become repayable upon the earliest to occur of any of the following events (each a "Repayment Date"):

               2.3.1    in full, on the occurrence of an Event of Default;

               2.3.2 in full, on the resignation or removal of Party B from the position of director, general manager, supervisor of the Domestic Company;

               2.3.3 in full, with respect to Party B, the date on which such Party's employment relationship with Party A or any Affiliate terminates for any reason;

               2.3.4 In full, where Party A intends to replace their Agreement with another agreement, the date of the written notice from Party A to Party B confirming such intention; or

               2.3.5 In full or in part, at Party A's sole discretion upon any date selected by Party A after the first anniversary of the date of signing of their Agreement.

       2.4 Method of Repayment. Repayment will be made only by means of converting the Loan into Shares, as described in Article 7 below, with the final amount of the Loan being due and repayable on the final Conversion Date. The Loan may not be repaid prior to the Repayment Date or by any means not specifically permitted in their Article 2.4 without the express written consent of Party A.

3.     UNDERTAKINGS AND WARRANTIES OF PARTY B
       --------------------------------------

       3.1 Undertakings and Warranties. Party B hereby undertakes and warrants to Party A that:

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             3.1.1    the Loan will be used solely for the purpose of
                      establishing the Domestic Company and developing its business activities;

             3.1.2 she shall use the proceeds from the Loan solely for the purpose of contributing her amount of the registered capital in the Domestic Company;

             3.1.3 she has and shall maintain the full power and authority to enter into their Agreement, to borrow the Loan and to perform her obligations hereunder;

             3.1.4 there are no civil or criminal, claims, actions, suits, investigations or proceedings pending or, to her knowledge, threatened against her;

             3.1.5 there is no provision of any Agreement, enforceable judgment or order of any court binding on her or affecting her property, which would in any way prevent or materially adversely affect her execution or performance of their Agreement;

             3.1.6 the execution and performance of their Agreement and the realization of Party A's rights hereunder will not violate any mortgage right, contract, judgment, decree or law which is binding upon her or her assets;

             3.1.7 upon her investment in the Domestic Company, she shall be the sole legal and beneficial owner of her Shares, free and clear of all pledges and encumbrances other than the security interest created by their Agreement;

             3.1.8 she shall cause the pledge of her Shares to Party A to be recorded on the Domestic Company's register of shareholders;

             3.1.9 upon the establishment of the Domestic Company, she shall provide to Party A a certificate from the Domestic Company evidencing her ownership of the Shares (a "Certificate") together with an Assignment Agreement, substantially in the form attached hereto as an Appendix;

             3.1.10 for duration of their Agreement, she will not cause the Domestic Company, without the written consent of Party A, to engage directly or indirectly in any business activities which compete with those of Party A other than those described in Recital B above;

             3.1.11 she will, at any time and at Party A's expense, defend the Shares against any third party claims;

             3.1.12 without the consent of Party A, except as expressly permitted hereunder, she will not arrange for or otherwise permit or cause the issuance of any new shares of capital stock of the Domestic Company;

             3.1.13 she shall do or cause to be done all such acts, and execute or cause to be executed any necessary documents and registrations, such that the conversion of the Loan, the Share Transfers and all other transactions contemplated hereunder are effected in a legal and valid manner; and

             3.1.14 she shall maintain as strictly confidential the existence and provisions of their Agreement, as well as of any correspondence, resolutions, ancillary agreements and any other documentation associated herewith.

4.     COVENANTS
       ---------

       4.1 Affirmative Covenants. Party B hereby covenants that she will furnish to Party A, within 10 days after the end of each month after the Domestic Company has been established, with financial statements of the Domestic Company and such additional information as Party A may from time to time reasonably request.

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       4.2     Further Covenants. Party B further covenants that, from the date hereof until full repayment of the Loan has been effected, she will not, and will ensure that the Domestic Company does not, except with the prior written consent of Party A:

               4.2.1 incur or assume any debt that is not due and payable in the ordinary course of its business (except indebtedness to Party A hereunder or as otherwise specifically permitted hereunder);

               4.2.2 incur or assume any mortgage, pledge or other encumbrance of any kind upon any assets of the Domestic Company, whether now owned or hereafter acquired;

               4.2.3 enter into any agreement, arrangement, commitment or understanding to, or actually acquire all or part of the substantial assets of any third party;

               4.2.4 enter into any agreement, arrangement, commitment or understanding to, or actually sell, lease, or otherwise dispose of any assets of the Domestic Company except in the ordinary course of business;

               4.2.5 enter into any agreement, arrangement, commitment or understanding to, or actually, make loans or advances to any third party;

               4.2.6 enter into any agreement, arrangement, commitment or understanding to, or actually, assume, guarantee, endorse or otherwise become liable for the obligation of any third party or other entity; or

               4.2.7 permit the Domestic Company to conduct any business not expressly described in Recital B of their Agreement.

       4.3     Rights of Party A.

               4.3.1 Party B agrees that she shall obtain Party A's written approval prior to undertaking any of the following, namely:

                        4.3.1.1 appointing and removing the directors of the Domestic Company;

                        4.3.1.2 appointing and removing the general manager of the Domestic Company; and

                        4.3.1.3 approving the terms of employment of the general manager.

               4.3.2 Party B agrees that she shall obtain Party A's written approval prior to undertaking any of the following, namely:

                        4.3.2.1 appointing and removing of the senior management personnel and any key personnel of the Domestic Company; and

                        4.3.2.2 approving the terms of employment of the senior management personnel and key personnel of the Domestic Company.

5.     SHARE PLEDGE
       ------------

       5.1 Share Pledge. As security for the performance in full of the obligations of Party B under their Agreement, Party B hereby pledges to Party A, and creates in favor of Party A or the Designee (as appropriate), a first priority security interest in all of the rights, title and interest in and to:

               5.1.1    the Shares; and

               5.1.2 all of her incidental rights with respect to the Shares, now or hereafter acquired.

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               Such security interest to be perfected by compliance by Party B with Article 3.1.9 of their Agreement.

       5.2 Power of Attorney. Party B hereby irrevocably grants to Party A or the Designee (as appropriate) full power of attorney for the purpose of carrying out the provisions of their Agreement, as well as taking any action and executing any instrument which Party A in good faith deems necessary to accomplish for purposes of their Agreement.

6.     EVENTS OF DEFAULT
       -----------------

       The occurrence of any of the following events shall constitute a default of the Loan hereunder and a breach of their Agreement by Party B (as appropriate) (an "Event of Default"):

       6.1 a Share Transfer has not been effected by Party B within 20 working days after the corresponding Conversion Date or such time as may otherwise be agreed upon by the Parties;

       6.2 Party B is in breach of any of the terms and conditions hereof, and such breach has not been rectified for a period of 10 days after receipt of Party A's written notice requesting such rectified;

       6.3 any undertaking or warranty made by Party B herein shall prove to have been false or misleading in any material respect;

       6.4 Party B makes any arrangement with her respective creditors or takes or suffers any similar action in consequence of debt; or

       6.5 any judgment is made under any applicable law against Party B which exceeds USD 50,000.

7.     LOAN CONVERSION
       ---------------

       7.1 Share Conversion. As of the Repayment Date, the Loan shall be convertible into Shares on the basis that 100 percent of the Loan amount equals 100 percent of the Shares. For the avoidance of doubt, if 10 percent of the Loan were repayable by Party B, then such Party, as the case may be, would be required to transfer 10% of the total number of the Shares to Party A. The Loan shall become repayable to such extent as Party A may from time to time request, until the entire Loan amount has been repaid. Party A shall request to convert all or a percentage of the Loan by means of a written notice to Party B that specifies the percentage of the Loan to be converted into Shares ("Conversion Notice").

       7.2     Share Transfer.

               7.2.1 Within 20 working days after receipt of a Conversion Notice ("Conversion Date"), Party B shall effect the transfer of the portion of the Shares designated in the Conversion Notice, either to Party A directly or to the Designee specified by Party A in the Conversion Notice (each a "Share Transfer").

               7.2.2 For the avoidance of doubt, upon the completion of the conversion of the Loan and the transfer of all of the Shares of Party B (whether pursuant to their Article 7 or an Event of Default), Party A shall hold as many of the Shares as is permissible under PRC Law, and the remainder of the Shares (if applicable) shall be held by the Designees, with Party B no longer holding any Shares. At such time, their Agreement shall be deemed to have terminated, and the obligations of Party B hereunder to have been fulfilled (with the exception of those under 3.1.13 and 3.1.14).

       7.3 Delay. Party B undertakes to notify Party A immediately of any delay in effecting a Share Transfer or completing the procedures described in Article 7.2 above, together with the reason for such delay and revised effective date of the Share Transfer.

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       7.4     Repayment of Loan. The corresponding portion of the Loan shall be deemed to have been repaid as of the effective date of each Share Transfer. Once Party B have completed the Share Transfers in accordance with the provisions of their Article 7, the Loan shall be deemed to have been repaid in full and Party B shall be deemed to have performed her repayment obligations hereunder.

8.     MISCELLANEOUS
       -------------

       8.1 Notices and Delivery. All notices and communications among the Parties shall be made in writing and in the English language by facsimile transmission with confirmation of transmission, delivery in person (including courier service) or registered airmail letter to the appropriate correspondence addresses set forth below:

               Party A
               -------

               Sohu.com, Inc.
               15/F, Tower 2, Bright China Chang An Building, 7 Jianguomen Nei Avenue, Beijing 100005

               Tel     :  8610-6510-2160
               Fax     :  8610-6510-2159

               Party B
               -------

               Li Wei
               Tel     :  8610-6510-2160


       8.2 Timing. The time of receipt of the notice or communication shall be deemed to be:

               8.2.1 If by facsimile transmission with confirmation of transmission, at the time displayed in the corresponding transmission record, unless such facsimile is sent after 5:00 p.m. or on a non-business day in the place where it is received, in which case the date of receipt shall be deemed to be the following business day;

               8.2.2 if in person (including express mail), on the date that the receiving Party or a person at the receiving Party's address signs for the document; or

               8.2.3 if by registered mail, on the 10th day after the date that is printed on the receipt of the registered mail.

       8.3 Foreign Exchange. All amounts payable by Party B hereunder shall be paid in USD. If, as a result of foreign exchange restrictions in the PRC, it becomes illegal for Party B to make any payment to Party A in USD, then she shall make that payment in any other currency permitted for such purposes, as shall be stipulated by Party A at its sole discretion. In such an event, the amount of the payment shall be calculated at the rate published by the Bank of China on the relevant payment date, and shall be free and clear of all expenses, withholding taxes and commissions.

       8.4 Amendments. The provisions of their Agreement may not be waived, modified or amended except by an instrument in writing signed by the Parties (which instrument shall be attached as an Appendix hereto).

       8.5 No Waiver. Failure or delay on the part of any Party to exercise any right under their Agreement shall not operate as a waiver thereof.

       8.6 Severability. The invalidity of any provision of their Agreement shall not affect the validity of any other provision of their Agreement which is unrelated to that provision.

       8.7 Survival. The confidentiality obligations of the Parties hereunder shall remain in full force and effect regardless of the termination of their Agreement for any reason.

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       8.8     Taxes and Duties. Party A shall be responsible for all stamp duties and other governmental fees, taxes and reasonable out-of-pocket expenses (including reasonable legal fees) incurred by the Parties in connection with the conversion of the Loan and each Share Transfer made hereunder and in the preparation of their Agreement.

       8.9 Successors. Their Agreement shall be binding upon the Parties and upon their respective successors and assigns (if any).

       8.10 Assignment. Party B cannot assign or otherwise transfer her rights or obligations under their Agreement without the prior written consent of Party A.

       8.11 Governing Law. The execution, validity, interpretation and implementation of their Agreement and the settlement of disputes thereunder shall be governed by PRC Law.

       8.12 Arbitration. All disputes arising out of or in connection with their Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce as administered by the International Court of Arbitration of the International Chamber of Commerce in Hong Kong by a sole arbitrator appointed in accordance with the said Rules conducted in the English language.

       8.13 Entire Agreement. Their Agreement and the Appendix hereto constitute the entire agreement between the Parties and supersede all prior discussions, negotiations and agreements. The Appendix form an integral part hereof and have the same legal effect as their Agreement. If there is any inconsistency between the provisions of their Agreement and any of the Appendixes, the provisions of their Agreement shall prevail to the extent of such inconsistency.

       8.14 Language. Their Agreement will be signed in 2 sets of originals in English language, with 1 original for each Party.


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IN WITNESS WHEREOF, the Parties hereto have executed or caused their Agreement to be executed by their duly authorized representatives (as the case may be) as of the date first indicated above.

For and on behalf of Sohu.com, Inc.

By __________________________
Name:
Title:




By Li Wei


_____________________________